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                                                                     Exhibit 5.1
                             Direct Dial:  819-8291

April 4, 1997

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO  80203

Dear Sirs:

     We have acted as counsel for Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (No. 333-19335) (the "Registration Statement") relating to the proposed issuance of up to 57,155,723 shares of common stock, par value $1.60 per share, of the Company (the "Shares") which are proposed to be issued by the Company in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger, dated as of March 10, 1997 (the "Merger Agreement"), by and among the Company, Santa Fe Pacific Gold Corporation, a Delaware corporation ("Santa Fe"), and Midtown Two Corporation, a Delaware corporation.

     We have examined such certificates of public officials, certificates of corporate agents and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on and the authenticity of all documents so examined. Also, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based upon the foregoing, it is our opinion that, when the Registration Statement has become effective under the Securities Act, the Merger has become effective in accordance with the General Corporation Law of the State of Delaware and the terms and conditions of
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WHITE & CASE

Newmont Mining Corporation
Page 2

the Merger Agreement, the certificates representing the Shares have been duly signed by the Company and countersigned by the transfer agent and registrar of the Company, and the Shares have been issued and delivered as contemplated by the Merger Agreement and the Registration Statement in exchange for outstanding shares of common stock, par value $0.01, of Santa Fe, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                Very truly yours,



                       /s/ White & Case



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